AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2000
                                               REGISTRATION NO. 333-___________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             AMERICAN RIVER HOLDINGS
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                                           68-0352144
(STATE OR OTHER JURISDICTION OF                             ( I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

1545 RIVER PARK DRIVE, SUITE 107, SACRAMENTO, CALIFORNIA               95815
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)
--------------------------------------------------------------------------------

            AMERICAN RIVER HOLDINGS 1995 AND 2000 STOCK OPTION PLANS
                            (FULL TITLE OF THE PLAN)

                                ----------------

              DAVID T. TABER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             AMERICAN RIVER HOLDINGS
         1545 RIVER PARK DRIVE, SUITE 107, SACRAMENTO, CALIFORNIA 95815
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ----------------

                                 (916) 565-6100
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES                AMOUNT TO           OFFERING           AGGREGATE           AMOUNT OF
           TO BE REGISTERED               BE REGISTERED     PRICE PER SHARE      OFFERING PRICE     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
      COMMON STOCK, NO PAR VALUE           679,634(1)         $13.625(2)          $9,260,013(2)     $2,444.64
======================================================================================================================

1 ISSUABLE UPON EXERCISE OF OPTIONS TO BE GRANTED UNDER THE AMERICAN RIVER HOLDINGS 1995 AND 2000 STOCK OPTION PLANS.

2 ESTIMATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE, BASED UPON THE AVERAGE OF THE HIGH AND LOW PRICES FOR THE COMMON STOCK ON OCTOBER 31, 2000, PURSUANT TO RULE 457(h).

         THIS REGISTRATION STATEMENT, INCLUDING EXHIBITS, CONSISTS OF 9 SEQUENTIALLY NUMBERED PAGES. THE EXHIBIT INDEX IS LOCATED AT PAGE 7.

ITEM 1.  PLAN INFORMATION

         The Registrant, American River Holdings, will send or give the documents containing the information specified in this Item 1 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Registrant is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The Registrant will send or give the documents containing the information specified in this Item 2 to each participant as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, Registrant is not filing such documents with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION  OF CERTAIN  DOCUMENTS  BY  REFERENCE

         The following documents are incorporated by reference:

         (a) Registrant's Rule 424(b)(3) prospectus dated August 10, 2000 to Registration Statement on Form S-4, No. 333-36326, filed with the Commission.

         (b) All other reports filed by the registrant under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since August 10, 2000.

         (c) Description of the registrant's common stock under the heading "DESCRIPTION OF AMERICAN RIVER HOLDINGS CAPITAL STOCK" on page 149 of Registrant's Rule 424(b)(3) prospectus dated August 10, 2000 to Registration Statement on Form S-4, No. 333-36326, filed with the Commission.

         All documents later filed by the registrant under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and before the registrant files a post-effective amendment which indicates that all securities have been sold, or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date each such document was filed.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the registrant. The Articles of Incorporation and Bylaws of the registrant permit indemnification of directors and officers to the maximum extent permitted by California law. The registrant has in effect director and officer liability insurance policies indemnifying the registrant and the officers and directors of the registrant and officers and directors of the registrant's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The registrant pays the entire premium for these policies.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the Index to Exhibits, which is incorporated in this item by reference.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                         (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on October 31, 2000.


                                        AMERICAN RIVER HOLDINGS
                                        (Registrant)


                                        By /s/ DAVID T. TABER
                                           -------------------------------------
                                             David T. Taber
                                             President and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date: October 31, 2000     /s/ DAVID T. TABER
                           -----------------------------------------------------
                           David T. Taber, President and Chief Executive Officer


Date: October 31, 2000     /s/ MITCHELL A. DERENZO
                           -----------------------------------------------------
                           Mitchell A. Derenzo, Chief Financial Officer
                           (Principal Financial Officer and
                           Principal Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David T. Taber and Mitchell A. Derenzo, and each or any one of them, his true and lawful attorney-in-fact and agent, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Date: October 31, 2000     /s/ JAMES O. BURPO
                           -----------------------------------------------------
                           James O. Burpo, Director


Date: October 31, 2000     /s/ CHARLES D. FITE
                           -----------------------------------------------------
                           Charles D. Fite, Director


Date: October 31, 2000     /s/ SAM J. GALLINA
                           -----------------------------------------------------
                           Sam J. Gallina, Chairman and Director


Date:  October 31, 2000    /s/ WAYNE C. MATTHEWS, M.D.
                           -----------------------------------------------------
                           Wayne C. Matthews, M.D., Director


Date:  October 31, 2000    /s/ DAVID T. TABER
                           -----------------------------------------------------
                           David T. Taber, President, Chief Executive Officer
                           and Director


Date:  October 31, 2000    /s/ MARJORIE G. TAYLOR
                           -----------------------------------------------------
                           Marjorie G. Taylor, Director


Date:  October 31, 2000    /s/ ROGER J. TAYLOR
                           -----------------------------------------------------
                           Roger J. Taylor, D.D.S., Director


Date:  October 31, 2000    /s/ STEPHEN H. WAKS
                           -----------------------------------------------------
                           Stephen H. Waks, Director


Date:  October 31, 2000    /s/ WILLIAM L. YOUNG
                           -----------------------------------------------------
                           William L. Young, Director

                                INDEX OF EXHIBITS

Exhibit                                                             Sequential
No.        Exhibit Name                                             Page No.
---        ------------                                             ---------

5.1        Opinion of Coudert Brothers                                 8

23.1       Consent of Coudert Brothers (Included in Exhibit 5.1)

23.2       Consent of Perry-Smith LLP                                  9

24.1       Power of Attorney (See signature pages 4 and 5)

99.1 American River Holdings 1995 Stock Option Plan incorporated by reference from Exhibit 10.6 to registrant's Registration Statement on Form S-4,
           No. 333-36326, filed with the Commission.

99.2 American River Holdings 2000 Stock Option Plan incorporated by reference from registrant's
           Rule 424(b)(3) prospectus to Registration Statement on Form S-4, No. 333-36326, filed with the Commission.